Furnished as of May 6, 2021 - UNAUDITED Exhibit 99.2

Company Overview Company Information 3 Recent Highlights 6 Financial Highlights 8 Company Snapshot 9 Financial Statements Condensed Consolidated Balance Sheets 10 Condensed Consolidated Statements of Operations 11 Condensed Consolidated Statements of Cash Flows 12 Financial Information FFO, Normalized FFO, Normalized FAD and Adjusted EBITDAre 13 Debt Composition and Maturity Schedule 14 Capitalization and Covenants 15 Portfolio Information Same-Property Performance and NOI 16 Investment Activity 17 Development/Redevelopment Summary and Property Capital Expenditures 18 Net Asset Value Components 19 Key Markets in Top 75 MSA Concentration 20 Portfolio Diversification by Type, Historical Campus Proximity and Ownership Interests 21 New and Renewal Leasing Activity, Historical Leased Rate and Tenant Lease Expirations 22 Tenant Profile, Tenant Specialty and Top MOB Tenants 23 Reporting Definitions 24 Forward-Looking Statements: Certain statements contained in this report constitute forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Such statements include, in particular, statements about our plans, strategies, prospects and estimates regarding future medical office building market performance. Additionally, such statements are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially and in adverse ways from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Forward-looking statements are generally identifiable by the use of such terms as “expect,” “project,” “may,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “opinion,” “predict,” “potential,” “pro forma” or the negative of such terms and other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements. We cannot guarantee the accuracy of any such forward-looking statements contained in this report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Any such forward-looking statements reflect our current views about future events, are subject to unknown risks, uncertainties, and other factors, and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, provide dividends to stockholders, and maintain the value of our real estate properties, may be significantly hindered. Forward- looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, our stockholders are urged not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date made. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time, except as required by law. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our filings with the SEC. Table of Contents 1Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 2

Company Information Healthcare Trust of America, Inc. (NYSE: HTA) is the largest dedicated owner and operator of medical office buildings (“MOBs”) in the United States, with assets comprising approximately 25.6 million square feet of gross leasable area (“GLA”), and with $7.5 billion invested primarily in MOBs. HTA provides real estate infrastructure for the integrated delivery of healthcare services in highly-desirable locations. Investments are targeted to build critical mass in 20 to 25 leading gateway markets that generally have leading university and medical institutions, which generally translates to superior demographics, high-quality graduates, intellectual talent and job growth. The strategic markets HTA invests in support a strong, long-term demand for quality medical office space. HTA utilizes an integrated asset management platform consisting of on- site leasing, property management, engineering and building services, and development capabilities to create complete, state of the art facilities in each market. We believe this drives efficiencies, strong tenant and health system relationships, and strategic partnerships that result in high levels of tenant retention, rental growth and long-term value creation. Headquartered in Scottsdale, Arizona, HTA has developed a national brand with dedicated relationships at the local level. Founded in 2006 and listed on the New York Stock Exchange in 2012, HTA has produced attractive returns for its stockholders that have outperformed the US REIT index. More information about HTA can be found on the Company’s Website (www.htareit.com), Facebook, LinkedIn, Instagram and Twitter. Senior Management Scott D. Peters I Chairman, Chief Executive Officer and President Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer Amanda L. Houghton I Executive Vice President - Asset Management David A. Gershenson I Chief Accounting Officer Caroline E. Chiodo I Senior Vice President - Acquisitions and Development Brock J. Cusano | Senior Vice President - Operations Contact Information Corporate Headquarters Healthcare Trust of America, Inc. I NYSE: HTA 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 www.htareit.com Follow Us: Investor Relations Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 info@htareit.com Transfer Agent Computershare P.O. Box 505000 Louisville, KY 40233 888.801.0107 1Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 3

HTA: LARGEST DEDICATED OWNER OF MEDICAL OFFICES

$7.5B
GROSS INVESTMENTS

~25.6M GLA
ACROSS 471 BUILDINGS

209%
TOTAL SHAREHOLDER RETURNS
(Since December 2006)

BBB/Baa2
INVESTMENT GRADE BALANCE SHEET

BEST IN CLASS PORTFOLIO FOCUSED IN 20-25 KEY MARKETS



Indianapolis, IN
Hartford, CT
Albany, NY
Pittsburgh, PA
Boston, MA
New York, NY
Denver, CO
Raleigh, NC
Charlotte, NC
Orange County / Los Angeles
Phoenix, AZ
Orlando, FL
Atlanta, GA
Houston, TX
Tampa, FL
Dallas, TX
Miami, FL
HTA Properties
HTA Market with ~1 Million+ SF
HTA Market ~500K - 1 Million SF
PM Offices

The HTA Difference

Industry Leading Portfolio: Core, critical MOBs where healthcare demand is growing: on-campus, core community outpatient, and academic locations. With limited ground lease restrictions.

Key Market Focus: Investing in high growth markets where we can achieve operational scale. 10 markets of ~1MM of GLA and 17 markets >500k of GLA.

Unique, Vertically Integrated Operating Platform: The strength of a dedicated, national platform delivering tenant satisfaction, performance and growth in our key markets.

Strong and Diverse Tenant Base: Partnered with leading healthcare providers in our markets. ~74% of tenants are Health Systems or National/Regional providers. 60% of tenants are credit rated or affiliated with credit rated parties.

Steady and Consistent Performance: Delivering earnings growth to the bottom line, even during COVID.

Dividend Growth: Only MOB REIT to raise dividend each of the last 7 years.

Investment Grade Balance Sheet: HTA believes $1.3 billion in liquidity and low leverage positions it for future growth and stability.

1Q 2021 I Supplemental Information
Healthcare Trust of America, Inc. I 4

FINANCIAL PERFORMANCE: HISTORY OF VALUE CREATION 7.9% Annualized Average Total Returns Since First Distribution in 2006 to March 31, 2021 Same Store Growth Normalized FFO/Share $0.40 $0.40 $0.41 $0.41 $0.39 $0.42 $0.42 $0.41 $0.41 $0.41 $0.40 $0.40 $0.41 $0.42 $0.42 $0.42 $0.42 $0.43 $0.43 $0.44 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 $0.3 $0.35 $0.4 $0.45 3.1% 3.3% 2.9% 3.2% 3.1% 2.9% 2.8% 2.3% 2.6% 2.5% 2.7% 2.7% 2.9% 2.5% 2.5% 2.7% 0.6% 0.5% 2.5% 1.6% 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 0% 1% 2% 3% 4% DELIVERING SHAREHOLDER VALUE Steady & Growing Dividend 1Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 5 2.4% REIT MOB Avg. Top MOB Tenants » AdventHealth » Harbin Clinic » Ascension » HCA Healthcare » Atrium Health » Highmark-Allegheny Health Network » Baylor Scott & White Health » Mercy Health » Boston Medical Center » Steward Health Care » CommonSpirit Health » Tenet Healthcare Corporation » Community Health Network » Tufts Medical Center » Community Health Systems » UNC Health Care 2.5% HTA Avg. 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 $0.28 $0.3 $0.32 $0.295 $0.305 $0.310 $0.300 $0.315 $0.320

Recent Highlights First Quarter 2021: • Reported net income attributable to common stockholders of $0.10 per diluted share. • Reported Funds From Operations (“FFO”) as defined by NAREIT of $0.44 per diluted share, a record level of earnings for HTA, and an increase of 4.8% compared to Q1 2020. • Reported Normalized FFO of $0.44 per diluted share, a record level of earnings for HTA, and an increase of 4.8% compared to Q1 2020. • Reported Normalized FAD of $88.8 million, a record level for HTA, and an increase of 14.7% compared to Q1 2020. • Reported Same-Property Cash Net Operating Income (“NOI”) growth of 1.6% compared to Q1 2020. Portfolio Performance • As of March 31, 2021, our portfolio had a leased rate of 89.2% by gross leasable area (“GLA”) and an occupancy rate of 87.9% by GLA. • HTA executed leases of approximately 0.7 million square feet of GLA, including 209 thousand square feet of GLA in new leases and 496 thousand square feet of GLA in renewals. Re-leasing spreads increased to 3.1% and tenant retention for the Same-Property portfolio was 66% by GLA. • Of the approximately $11.1 million in COVID-related rent deferral plans approved in 2020, approximately $9.2 million have been repaid as of March 31, 2021. The remainder is expected to be paid before the end of 2021, and so far in 2021, we have not approved any new material COVID-related deferrals. Investment Activity • During the quarter, HTA closed on $32.5 million of medical office investments totaling approximately 117 thousand square feet of GLA with initial yields of 5.8%. These investments were approximately 95% leased as of closing and are located within HTA's key markets of Raleigh-Durham, North Carolina and Columbus, Ohio. Subsequent to the quarter, we closed on or executed exclusive letters of intent on investments totaling approximately $154 million at initial yields between 5.5% and 6.0%. These investments are expected to close in Q2 and are subject to customary closing conditions. • As of today, we have substantially completed both our 51,000 square feet of GLA development in Miami, Florida, adjacent to Jackson South Hospital and our 84,000 square feet of GLA development in Bakersfield, California, adjacent to CommonSpirit’s Memorial Hospital. These developments total approximately $51 million of total investment and are currently 82% leased with cash rents commencing in Q3 2021. Our 109,000 square feet of GLA development in Dallas, Texas remains on schedule for completion in Q3 2021 and is currently 74% pre-leased. We have three additional development opportunities totaling over 300,000 square feet of GLA located in our key markets that are currently in the pre-leasing phase. • As of today, we have substantially completed the renovation of our Mission Medical Center MOB I & II located on the campus of St. Joseph’s Hospital - Mission Viejo. These properties total 105,000 square feet of GLA and are currently 30% leased. • As of March 31, 2021, we were under contract to sell a 13 property portfolio located in Tennessee and Virginia, with an estimated gross sales price of $67.5 million, subject to customary closing conditions. The portfolio was classified as held for sale as of March 31, 2021 in accordance with applicable accounting guidance. We anticipate this transaction to close in Q2 2021. Capital Activity and Liquidity • HTA ended Q1 2021 with total leverage of (i) 32.8%, measured as debt less cash and cash equivalents to total capitalization, and (ii) 5.9x net debt to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization for real estate (“Adjusted EBITDAre”). Including the impact of the unsettled equity forward agreements, leverage would be 29.8% and 5.4x, respectively. • HTA ended Q1 with total liquidity of $1.3 billion, inclusive of $1.0 billion available on our unsecured revolving credit facility, $277.5 million of unsettled equity forward transactions and $30.0 million of cash and cash equivalents. • As of the end of the quarter, HTA had $277.5 million of equity to be settled on a forward basis with the issuance of approximately 9.4 million shares of common stock, subject to adjustment for costs to borrow under the terms of the applicable equity distribution agreements. Company Overview 1Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 6

Recent Highlights Cont'd • Our remaining three developments in California, Florida, and Texas continue to progress, and we anticipate completion on- time between Q1 and Q3 2021. The first two of these developments, representing 130,000 square feet of GLA and $50 million of total construction costs located in Miami, Florida and Bakersfield, California, are anticipated for construction completion and occupancy commencement in late Q1 2021, generating NOI beginning Q2 2021. Capital Activity and Liquidity • During the year, we remained focused on positioning our balance sheet to be poised for future investments through the refinancing of $600 million of existing debt from our $800 million senior unsecured note issuance in Q3 2020, allowing us to eliminate short-term revolver borrowings and near-term debt maturities until 2023 and beyond. • HTA ended Q4 with total liquidity of $1.3 billion, inclusive of $1.0 billion available on our unsecured revolving credit facility, $277.5 million of unsettled equity forward transactions and $30.0 million of cash and cash equivalents. • As of the end of the quarter, HTA had $277.5 million of equity to be settled on a forward basis with the issuance of approximately 9.4 million shares of common stock, subject to adjustment for costs to borrow under the terms of the applicable equity distribution agreements. • HTA ended Q4 2020 with total leverage of (i) 32.8%, measured as debt less cash and cash equivalents to total capitalization, and (ii) 5.9x net debt to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization for real estate (“Adjusted EBITDAre”). Including the impact of the unsettled forward equity agreements, leverage would be 29.2% and 5.3x, respectively. Dividend On December 4, 2020, HTA’s Board of Directors announced a quarterly cash dividend of $0.320 per share of common stock and per Operating Partnership Unit, paid on January 12, 2021 to stockholders of record on January 5, 2021. This marks the 7th consecutive year of dividend increases to our stockholders. 2021 Guidance: HTA expects 2021 guidance to range as follows: The 2021 outlook guidance includes the following additional assumptions: • $300 - $600 million of investments at an average 5.5% to 6.0% yield; • $50 - $100 million of dispositions at a 5.0% to 7.0% yield; • general and administrative costs of $43 - $46 million; • average fully diluted shares of between 226 and 229 million fully diluted shares of common stock outstanding, with proceeds from equity previously raised on a forward basis being utilized to fund acquisitions as they close; • developments being substantially complete as set forth in the Development/Redevelopment summary found elsewhere in this document. • HTA expects leverage, measured as (i) debt less cash and cash equivalents to total capitalization, and (ii) measured as debt less cash and cash equivalents to Adjusted EBITDAre to range between 5.5x and 6.0x throughout the year. HTA's 2021 guidance is based on a number of various assumptions that are subject to change and many of which are outside the control of the Company. Additionally, HTA's guidance does not contemplate impacts from gains or losses from dispositions, potential impairments, or debt extinguishment costs, if any. If actual results vary from these assumptions, HTA's expectations may change. There can be no assurance that HTA will achieve these results. Company Overview 1Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 7 Recent Highlights Cont'd Dividend On March 15, 2021, HTA’s Board of Directors announced a quarterly cash dividend of $0.320 per share of common stock, and per Healthcare Trust of America Holdings, LP Operating Partnership Unit, paid on April 12, 2021 to stockholders of record on April 2, 2021. 2021 Guidance: HTA has tightened the lower end of its earnings range and has updated its 2021 guidance to range as follows: The updated 2021 outlook guidance includes the following additional assumptions: • $300 - $600 million of investments at an average 5.5% to 6.0% yield; • $65 - $100 million of dispositions at a 5.0% to 7.0% yield; • general and administrative costs of $43 - $46 million; • average fully diluted shares of between 226 and 229 million fully diluted shares of common stock outstanding, with proceeds from equity previously raised on a forward basis being utilized to fund acquisitions as they close; and • developments being substantially complete as set forth in the Development/Redevelopment summary found elsewhere in this document. • The lower end of the range assumes settlement of forward equity agreements without deployment of cash proceeds for investments. • HTA expects leverage, measured as (i) debt less cash and cash equivalents to total capitalization, and (ii) measured as debt less cash and cash equivalents to Adjusted EBITDAre to range between 5.5x and 6.0x throughout the year. HTA’s 2021 guidance is based on a number of various assumptions that are subject to change and many of which are outside the control of the Company. Additionally, HTA’s guidance does not contemplate impacts from gains or losses from dispositions, potential impairments, or debt extinguishment costs, if any. If actual results vary from these assumptions, HTA’s expectations may change. There can be no assurance that HTA will achieve these results. Annual Expectations Low to High Net income attributable to common stockholders per share $ 0.32 $ 0.40 Same-Property Cash NOI 2.0% 3.0 % FFO per share, as defined by NAREIT $ 1.70 $ 1.77 Normalized FFO per share $ 1.73 $ 1.79

Company Overview

Financial Highlights

(unaudited and dollars in thousands, except per share data)

	Three Months Ended				
	1Q21	4Q20	3Q20	2Q20	1Q20
INCOME ITEMS					
Revenues	$ 191,493	$ 187,018	$ 187,326	$ 178,845	$ 185,776
NOI [1][2]	131,914	130,469	130,078	122,645	128,914
Adjusted EBITDAre, annualized [1][3]	505,952	496,776	489,928	482,112	487,228
FFO [1][3]	97,849	95,330	68,489	87,766	93,114
Normalized FFO [1][3]	98,308	96,450	96,235	92,993	93,561
Normalized FAD [1][3]	88,758	80,284	82,419	77,465	77,389
Net income attributable to common stockholders per diluted share	$ 0.10	$ 0.13	$ (0.03)	$ 0.06	$ 0.08
FFO per diluted share	0.44	0.43	0.31	0.40	0.42
Normalized FFO per diluted share	0.44	0.43	0.43	0.42	0.42
Same-Property Cash NOI growth [4]	1.6%	2.5%	0.5%	0.6%	2.7%
Fixed charge coverage ratio [5]	5.06x	4.94x	4.82x	4.67x	4.63x

	As of				
	1Q21	4Q20	3Q20	2Q20	1Q20
ASSETS					
Gross real estate investments	$ 7,809,702	$ 7,812,884	$ 7,636,402	$ 7,606,409	$ 7,571,447
Total assets	6,696,591	6,790,692	6,774,572	6,644,496	6,824,179
CAPITALIZATION					
Net debt [6]	$ 2,997,742	$ 2,911,592	$ 2,799,396	$ 2,743,493	$ 2,743,208
Total capitalization [7]	9,129,686	9,028,171	8,573,996	8,633,134	8,134,436
Net debt/total capitalization [6]	32.8%	32.3%	32.6%	31.8%	33.7%

(1) Refer to pages 24 and 25 for the reporting definitions of NOI, Adjusted EBITDAre, FFO, Normalized FFO and Normalized FAD.
(2) Refer to page 16 for a reconciliation of GAAP Net Income to NOI.
(3) Refer to page 13 for the reconciliations of GAAP Net Income Attributable to Common Stockholders to FFO, Normalized FFO, Normalized FAD and Adjusted EBITDAre.
(4) Calculated as the increase in Same-Property Cash NOI for the quarter as compared to the same period in the previous year.
(5) Calculated as Adjusted EBITDAre divided by interest expense and scheduled principal payments.
(6) Refer to page 15 for components of net debt.
(7) Calculated as the common stock price on the last trading day of the period multiplied by the total diluted common shares outstanding at the end of the period, plus net debt. Refer to page 15 for details.

1Q 2021 I Supplemental Information
Healthcare Trust of America, Inc. I 8

Company Overview

Company Snapshot
(as of March 31, 2021)

Investments in Real Estate (1)	$	7.5
Total portfolio GLA (2)		25.6
Leased rate (3)		89.2%
Same-Property portfolio tenant retention rate (YTD) (4)		66%
% of GLA managed internally		97%
% of GLA on-campus/adjacent		67%
% of invested dollars in key markets in top 75 MSAs (5)		94%
Weighted average remaining lease term for all buildings (6)		5.6
Weighted average remaining lease term for single-tenant buildings (6)		7.2
Weighted average remaining lease term for multi-tenant buildings (6)		4.7
Credit ratings (Standard & Poor's/Moody's)		BBB(Stable)/Baa2(Stable)
Cash and cash equivalents (2)	$	30.0
Net debt/total capitalization		32.8%
Weighted average interest rate per annum on portfolio debt (7)		2.89%

Building Type
% of Portfolio (based on GLA)


Medical Office Buildings
95%
Senior Care
1%
Hospitals
4%

Presence in Top MSAs (8)
% of Portfolio (based on annualized base rent)


Hartford/New Haven, CT
4.5%
Atlanta, GA
4.5%
Phoenix, AZ
4.4%
Tampa, FL
4.4%
Pittsburgh, PA
3.6%
Indianapolis, IN
4.6%
Miami, FL
4.8%
Houston, TX
5.8%
Boston, MA
6.3%
Dallas, TX
9.7%
All Other Markets
6.3%
Remaining Top MSAs
41.1%

(1) Amount presented in billions. Refer to page 24 for the reporting definition of Investments in Real Estate.
(2) Amounts presented in millions. Total portfolio GLA excludes GLA for projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(3) Calculations are based on percentage of total GLA, excluding GLA for development properties.
(4) Refer to page 25 for the reporting definition of Retention.
(5) Refer to page 24 for the reporting definition of Metropolitan Statistical Area.
(6) Amounts presented in years.
(7) Includes the impact of cash flow hedges.
(8) Refer to page 20 for a detailed table of HTA' s Key Markets in Top 75 MSA Concentration.

HTA LISTED NYSE
1Q 2021 I Supplemental Information
Healthcare Trust of America, Inc. I 9

As of 1Q21 4Q20 ASSETS Real estate investments: Land $ 596,084 $ 596,269 Building and improvements 6,500,503 6,507,816 Lease intangibles 617,774 628,621 Construction in progress 95,341 80,178 7,809,702 7,812,884 Accumulated depreciation and amortization (1,738,056) (1,702,719) Real estate investments, net 6,071,646 6,110,165 Assets held for sale, net 36,098 — Investment in unconsolidated joint venture 63,972 64,360 Cash and cash equivalents 29,990 115,407 Restricted cash 3,096 3,358 Receivables and other assets, net 251,558 251,728 Right-of-use assets - operating leases, net 230,708 235,223 Other intangibles, net 9,523 10,451 Total assets $ 6,696,591 $ 6,790,692 LIABILITIES AND EQUITY Liabilities: Debt $ 3,027,732 $ 3,026,999 Accounts payable and accrued liabilities 159,226 200,358 Liabilities of assets held for sale 3,375 — Derivative financial instruments - interest rate swaps 12,222 14,957 Security deposits, prepaid rent and other liabilities 78,433 82,553 Lease liabilities - operating leases 195,338 198,367 Intangible liabilities, net 31,278 32,539 Total liabilities 3,507,604 3,555,773 Commitments and contingencies Equity: Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding — — Class A common stock, $0.01 par value; 1,000,000,000 shares authorized; 218,823,963 and 218,578,012 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively 2,188 2,186 Additional paid-in capital 4,917,126 4,916,784 Accumulated other comprehensive loss (14,231) (16,979) Cumulative dividends in excess of earnings (1,775,745) (1,727,752) Total stockholders’ equity 3,129,338 3,174,239 Noncontrolling interests 59,649 60,680 Total equity 3,188,987 3,234,919 Total liabilities and equity $ 6,696,591 $ 6,790,692 Financial Statements Condensed Consolidated Balance Sheets (unaudited and in thousands, except share and per share data) 1Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 10

Three Months Ended 1Q21 1Q20 Revenues: Rental income $ 191,350 $ 185,531 Interest and other operating income 143 245 Total revenues 191,493 185,776 Expenses: Rental 59,579 56,862 General and administrative 10,560 11,518 Transaction 96 140 Depreciation and amortization 76,274 77,665 Interest expense 22,986 23,872 Total expenses 169,495 170,057 Gain on sale of real estate, net — 1,991 Income from unconsolidated joint venture 392 422 Other income 3 76 Net income $ 22,393 $ 18,208 Net income attributable to noncontrolling interests (363) (307) Net income attributable to common stockholders $ 22,030 $ 17,901 Earnings per common share - basic: Net income attributable to common stockholders $ 0.10 $ 0.08 Earnings per common share - diluted: Net income attributable to common stockholders $ 0.10 $ 0.08 Weighted average common shares outstanding: Basic 218,753 216,692 Diluted 222,268 220,623 Dividends declared per common share $ 0.320 $ 0.315 1Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 11 Financial Statements Condensed Consolidated Statements of Operations (unaudited and in thousands, except per share data)

Three Months Ended 1Q21 1Q20 Cash flows from operating activities: Net income $ 22,393 $ 18,208 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 71,671 72,949 Share-based compensation expense 3,337 3,203 Income from unconsolidated joint venture (392) (422) Distributions from unconsolidated joint venture 785 885 Gain on sale of real estate, net — (1,991) Changes in operating assets and liabilities: Receivables and other assets, net 2,275 1,196 Accounts payable and accrued liabilities (27,613) (19,662) Security deposits, prepaid rent and other liabilities (7,103) 1,055 Net cash provided by operating activities 65,353 75,421 Cash flows from investing activities: Investments in real estate (30,472) (41,338) Development of real estate (17,096) (12,103) Proceeds from the sale of real estate — 6,420 Capital expenditures (28,931) (23,793) Collection of real estate notes receivable 200 191 Advances on real estate notes receivable — (6,000) Net cash used in investing activities (76,299) (76,623) Cash flows from financing activities: Borrowings on unsecured revolving credit facility 15,000 720,000 Payments on unsecured revolving credit facility (15,000) (415,000) Payments on secured mortgage loans — (95,602) Proceeds from issuance of common stock — 50,020 Repurchase and cancellation of common stock (3,248) (4,624) Dividends paid (70,000) (68,227) Distributions paid to noncontrolling interest of limited partners (1,485) (1,509) Net cash (used in) provided by financing activities (74,733) 185,058 Net change in cash, cash equivalents and restricted cash (85,679) 183,856 Cash, cash equivalents and restricted cash - beginning of period 118,765 37,616 Cash, cash equivalents and restricted cash - end of period $ 33,086 $ 221,472 Financial Statements Condensed Consolidated Statements of Cash Flows (unaudited and in thousands) 1Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 12

FFO, Normalized FFO and Normalized FAD Three Months Ended 1Q21 1Q20 Net income attributable to common stockholders $ 22,030 $ 17,901 Depreciation and amortization expense related to investments in real estate 75,331 76,737 Gain on sale of real estate, net — (1,991) Proportionate share of joint venture depreciation and amortization 488 467 FFO attributable to common stockholders $ 97,849 $ 93,114 Transaction expenses 96 140 Noncontrolling income from OP units included in diluted shares 363 307 Other normalizing adjustments — — Normalized FFO attributable to common stockholders $ 98,308 $ 93,561 Non-cash compensation expense 3,337 3,203 Straight-line rent adjustments, net (3,774) (3,245) Amortization of (below) and above market leases/leasehold interests and corporate assets, net 621 (771) Amortization of deferred financing costs and debt discount/premium, net 1,164 981 Recurring capital expenditures, tenant improvements and leasing commissions (10,898) (16,340) Normalized FAD attributable to common stockholders $ 88,758 $ 77,389 Net income attributable to common stockholders per diluted share $ 0.10 $ 0.08 FFO adjustments per diluted share, net 0.34 0.34 FFO attributable to common stockholders per diluted share $ 0.44 $ 0.42 Normalized FFO adjustments per diluted share, net 0.00 0.00 Normalized FFO attributable to common stockholders per diluted share $ 0.44 $ 0.42 Weighted average diluted common shares outstanding 222,268 220,623 Adjusted EBITDAre (1) Three Months Ended 1Q21 Net income $ 22,393 Interest expense 22,986 Depreciation and amortization expense 76,274 Proportionate share of joint venture depreciation and amortization 488 EBITDAre $ 122,141 Transaction expenses 96 Non-cash compensation expense 3,337 Pro forma impact of acquisitions 251 Pro forma impact of developments 663 Adjusted EBITDAre $ 126,488 Adjusted EBITDAre, annualized $ 505,952 As of March 31, 2021: Debt $ 3,027,732 Less: cash and cash equivalents 29,990 Net Debt $ 2,997,742 Net Debt to Adjusted EBITDAre 5.9x FFO, Normalized FFO, Normalized FAD and Adjusted EBITDAre (unaudited and in thousands, except per share data) Financial Information (1) Refer to page 24 for the reporting definitions of EBITDAre, as defined by NAREIT, and Adjusted EBITDAre. 1Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 13

Period Ending $600,000 $500,000 $650,000 $800,000 $300,000 $200,000 Unsecured Senior Notes Unsecured Term Loans 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 $0 $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 $700,000 $800,000 Debt Composition and Maturity Schedule (as of March 31, 2021, dollars in thousands) Debt Composition (1) The stated rate on the debt instrument as of the end of the period. (2) The effective rate incorporates any cash flow hedges that serve to fix variable rate debt, as of the end of the period. (3) $1.0 billion available as of March 31, 2021. Rate does not include the 20 basis point facility fee that is payable on the entire $1.0 billion revolving credit facility. Maturity Schedule 1Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 14 Principal Balance Deferred Financing Costs, Net (Discounts)/ Premium, Net Total Stated Rate (1) Hedged Rate (2) Unsecured senior note due 2026 $ 600,000 $ (2,496) $ 5,924 $ 603,428 3.50% 3.50% Unsecured senior note due 2027 500,000 (2,646) (1,691) 495,663 3.75 3.75 Unsecured senior note due 2030 650,000 (4,825) (1,940) 643,235 3.10 3.10 Unsecured senior note due 2031 800,000 (6,451) (6,152) 787,397 2.00 2.00 Total unsecured senior notes $ 2,550,000 $ (16,418) $ (3,859) $ 2,529,723 Unsecured term loan due 2023 300,000 (877) — 299,123 1.23% 2.52% Unsecured term loan due 2024 200,000 (1,114) — 198,886 1.11 2.32 Total unsecured term loans $ 500,000 $ (1,991) $ — $ 498,009 Unsecured revolving credit facility (3) — — — — 1.13% 1.13% Total debt $ 3,050,000 $ (18,409) $ (3,859) $ 3,027,732 2.68% 2.89% Financial Information

Capitalization 1Q21 Unsecured revolving credit facility $ — Unsecured term loans 500,000 Unsecured senior notes 2,550,000 Secured mortgage loans — Deferred financing costs, net (18,409) Discount, net (3,859) Total debt $ 3,027,732 Less: cash and cash equivalents 29,990 Net debt $ 2,997,742 Stock price (as of March 31, 2021) $ 27.58 Total diluted common shares outstanding 222,333 Equity capitalization $ 6,131,944 Total capitalization $ 9,129,686 Total undepreciated assets $ 8,434,647 Gross book value of unencumbered assets $ 7,982,327 Total debt/undepreciated assets 35.9% Net debt/total capitalization 32.8% Available Capital: Unsecured Revolving Credit Facility $ 1,000,000 Outstanding Forward Equity 277,458 Cash and Cash Equivalents 29,990 Total Available Capital: $ 1,307,448 Equity 67% Unsecured Debt 33% Financial Information Capitalization and Covenants (as of March 31, 2021, dollars and shares in thousands, except stock price) Covenants Bank Loans Required 1Q21 Total leverage ≤ 60% 38% Secured leverage ≤ 30% 0% Fixed charge coverage ≥ 1.50x 5.06x Unencumbered leverage ≤ 60% 38% Unencumbered coverage ≥ 1.75x 5.06x Senior Notes Required 1Q21 Total leverage ≤ 60% 37% Secured leverage ≤ 40% 0% Unencumbered asset coverage ≥ 150% 271% Interest coverage ≥ 1.50x 5.16x 1Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 15

Portfolio Information

Same-Property Performance and NOI

(as of March 31, 2021, unaudited and dollars and GLA in thousands)

Same-Property Performance

	Three Months Ended			Sequential		Year-Over-Year	
	1Q21	4Q20	1Q20	$ Change	% Change	$ Change	% Change
Rental revenue	$ 135,077	$ 136,190	$ 132,589	$ (1,113)	(0.8%)	$ 2,488	1.9%
Tenant recoveries	41,677	39,068	40,747	2,609	6.7	930	2.3
Total rental income	176,754	175,258	173,336	1,496	0.9	3,418	2.0
Expenses	53,764	51,994	52,250	1,770	3.4	1,514	2.9
Same-Property Cash NOI	$ 122,990	$ 123,264	$ 121,086	$ (274)	(0.2%)	$ 1,904	1.6%
Rental Margin [1]	91.1%	90.5%	91.3%				

	As of		
	1Q21	4Q20	1Q20
Number of buildings	429	429	429
GLA	23,384	23,381	23,382
Leased GLA, end of period	21,101	21,233	21,456
Leased %, end of period	90.2%	90.8%	91.8%
Occupancy GLA, end of period	20,936	21,127	21,315
Occupancy %, end of period	89.5%	90.4%	91.2%

NOI [2]

	Three Months Ended	
	1Q21	1Q20
Net income	$ 22,393	$ 18,208
General and administrative expenses	10,560	11,518
Transaction expenses	96	140
Depreciation and amortization expense	76,274	77,665
Interest expense	22,986	23,872
(Gain) loss on sale of real estate, net	—	(1,991)
Income from unconsolidated joint venture	(392)	(422)
Other income	(3)	(76)
NOI	$ 131,914	$ 128,914
NOI percentage growth	2.3%	
NOI	$ 131,914	$ 128,914
Straight-line rent adjustments, net	(3,774)	(3,245)
Amortization of (below) and above market leases/leasehold interests, net and other GAAP adjustments	(475)	(1,699)
Notes receivable interest income	(6)	(138)
Cash NOI	$ 127,659	$ 123,832
Acquisitions not owned/operated for all periods presented and disposed properties Cash NOI	(3,378)	(565)
Redevelopment Cash NOI	(410)	(914)
Intended for sale Cash NOI [3]	(881)	(1,267)
Same-Property Cash NOI	$ 122,990	$ 121,086
Same-Property Cash NOI percentage growth	1.6%	

(1) Rental margin presents Same-Property Cash NOI divided by Same-Property rental revenue.
(2) Refer to pages 24 and 25 for the reporting definitions of NOI, Cash NOI and Same-Property Cash NOI.
(3) Relates to properties currently under contract for sale, that remain subject to customary diligence and closing conditions and are not guaranteed to transact.

1Q 2021 I Supplemental Information
Healthcare Trust of America, Inc. I 16

Property Market Date Acquired % Leased at Acquisition Purchase Price (1) GLA Mt. Carmel East MOB Columbus, OH January 92% $ 16,225 75 Duke Medical Plaza Raleigh, NC March 100% 16,300 42 Total $ 32,525 117 Portfolio Information Investment Activity (as of March 31, 2021, dollars and GLA in thousands) 2021 Property Acquisitions Annual Investments (2) 1Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 17 (1) Excludes real estate note receivables, corporate assets and land only purchases. (2) Excludes real estate note receivables and corporate assets. As of March 31, 2021, HTA has invested $7.5 billion primarily in MOBs, development properties and other healthcare assets comprising 25.6 million square feet of GLA. Annual Investments $413,150 $542,976 $455,950 $802,148 $68,314 $294,937 $397,826 $439,530 $271,510 $700,764 $2,722,467 $557,938 $191,963 $(82,885) $(35,685) $(39,483) $(85,150) $(308,550) Acquisitions Dispositions 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 $-350,000 $0 $350,000 $700,000 $1,050,000 $1,400,000 $1,750,000 $2,100,000 $2,450,000 $2,800,000 $(4,900) $17,729 $(24,310) $32,525

Portfolio Information

Development Activity and Property Capital Expenditures

(as of March 31, 2021, dollars and GLA in thousands)

Completed Projects

Project	MSA	Total GLA	% Leased	Total Construction Cost	Completed Costs	Costs to Complete	Expected Stabilization
Cary MOB (1)	Raleigh, NC	127	89	$ 43,897	$ 36,027	$ 7,870	2021
Total Completed Projects		127	89	$ 43,897	$ 36,027	$ 7,870	

Active Development/Redevelopment Projects

Project	MSA	Total GLA	% Leased	Total Construction Cost	LTD Costs (2)	Costs to Complete	Estimated Completion
Development:							
Jackson South MOB	Miami, FL	51	69	$ 21,331	$ 16,448	$ 4,883	1Q21
Memorial Hospital MOB	Bakersfield, CA	84	90	29,258	18,270	10,988	2Q21
Pavilion III MOB	Dallas, TX	109	74	59,608	33,566	26,042	3Q21
Total Development		244	78	110,197	68,284	41,913	
Redevelopment:							
Mission Medical Center Bldgs I & II	Los Angeles, CA	105	30	19,835	18,462	1,373	2Q21
Westminster MOB	Denver, CO	37	100	4,994	3,185	1,809	2Q21
Houston Methodist	Houston, TX	49	63	5,266	4,011	1,255	2Q21
Other	Various	276	65	1,569	351	1,218	Various
Total Redevelopment		467	60	31,664	26,009	5,655	
Total Active Development and Redevelopment Projects		711	66	$ 141,861	$ 94,293	$ 47,568	

Property Capital Expenditures

	Three Months Ended 1Q21
Recurring capital expenditures	$ 2,056
Tenant improvements - 2nd generation	6,908
Lease commissions	1,934
Total recurring capital expenditures	$ 10,898
Capital expenditures - 1st generation/acquisition	3,419
Capital expenditures/tenant improvements - redevelopment	2,792
Tenant improvements - 1st generation	948
Total capital expenditures incurred	$ 18,057

During the three months ended March 31, 2021, approximately $415 thousand of capital expenditures incurred related to environmental, sustainability or other conservation initiatives.

(1) During Q1 2021, Cash NOI on unstabilized development assets totaled $570 thousand. Annual Cash NOI upon full stabilization is expected to approximate $3.4 million. Costs to complete primarily represent tenant improvements pending completion.

(2) Represents Life-to-Date (LTD) incremental construction costs for assets that have not been placed in service and excludes existing book value of development and redevelopment assets.

1Q 2021 I Supplemental Information
Healthcare Trust of America, Inc. I 18

Portfolio Information

Net Asset Value Components

(as of March 31, 2021, in thousands)

Cash NOI

	1Q21 Cash NOI	Timing/Other Adjustments (1)	Incremental NOI Upon Stabilization (3)	1Q21 Adjusted Cash NOI	Annualized Adjusted Cash NOI
Same-Store Cash NOI	$ 122,990	$ —	$ —	$ 122,990	$ 491,960
Acquisitions Cash NOI (2)	2,808	251	—	3,059	12,236
Unstabilized development assets Cash NOI	570	—	672	1,242	4,968
Intended for sale Cash NOI	881	—	—	881	3,524
Redevelopment Cash NOI	410	(410)	—	—	—
Total	$ 127,659	$ (159)	$ 672	$ 128,172	$ 512,688

Other Assets

Cash and cash equivalents and restricted cash	$ 33,086
Receivables and other assets (4)	65,115
Investment in unconsolidated joint venture	63,972
Development and redevelopment LTD costs (5)	77,845
Book value of development and redevelopment assets (6)	175,520
Land parcels held for development	31,816
Total	$ 447,354

Obligations

Unsecured term loans	$ 500,000
Unsecured senior notes	2,550,000
Total debt	$ 3,050,000
Accounts payable and accrued liabilities (7)	88,080
Security deposits, prepaid rent and other liabilities (8)	66,661
Total	$ 3,204,741

Total Shares Outstanding

Total Diluted Common Shares Outstanding	222,333

(1) Timing and other adjustments include the pro forma impact of current quarter acquisitions as well as the elimination of Cash NOI for redevelopment assets. Does not include pro forma impact of development properties.
(2) Represents Cash NOI on acquisitions not owned/operated for all periods presented.
(3) Represents incremental Cash NOI on recently completed and unstabilized development assets only. Anticipated incremental Cash NOI upon stabilization of development and redevelopment assets will be determined upon substantial completion of construction and/or stabilization.
(4) Includes tenant receivables of $12,051, other receivables of $5,892, and prepaid expenses, deposits, equipment and other of $47,172.
(5) Excludes LTD costs from recently completed development.
(6) Represents existing book value on development and redevelopment assets not included in LTD costs, for which Cash NOI is excluded from 1Q21 Adjusted Cash NOI. Amount includes book value of four properties undergoing substantive tenant improvement activities or in pre-construction phase included as "Other" in Active Development and Redevelopment Projects on page 18 in addition to five Active Development and Redevelopment Projects included on page 18. Amount does not include book value of unstabilized development assets or recently completed development.
(7) Excludes accrued dividend distributions of $71,146 which represents our quarterly dividend being declared in one quarter and paid in the next. This accrual is excluded for purposes of calculating net asset value to provide comparability to REIT peers whose dividends are declared and paid within the same quarter.
(8) Excludes finance ROU liability of $11,772.

HTA LISTED NYSE

1Q 2021 I Supplemental Information
Healthcare Trust of America, Inc. I 19

Portfolio Information

Key Markets in Top 75 MSA Concentration

(as of March 31, 2021, dollars and GLA in thousands)

Key Markets in Top 75 MSA Concentration [1]

Key Markets	Annualized Base Rent [2]	% of Annualized Base Rent	Total GLA [3]	% of Portfolio	Investment	% of Investment
Dallas, TX	$ 54,344	9.7%	2,101	8.2%	$ 868,274	11.6%
Boston, MA	35,237	6.3	965	3.8	397,693	5.3
Houston, TX	32,527	5.8	1,665	6.5	465,869	6.2
Miami, FL	26,834	4.8	1,173	4.6	286,127	3.8
Indianapolis, IN	25,860	4.6	1,396	5.5	281,769	3.7
Hartford/New Haven, CT	25,142	4.5	1,165	4.5	347,104	4.6
Atlanta, GA	25,010	4.5	1,123	4.4	338,886	4.5
Phoenix, AZ	24,638	4.4	1,316	5.2	267,781	3.6
Tampa, FL	24,484	4.4	954	3.7	347,764	4.6
Pittsburgh, PA	20,138	3.6	1,094	4.3	148,612	2.0
Raleigh, NC	19,131	3.4	790	3.1	228,105	3.0
Charlotte, NC	18,437	3.3	922	3.6	214,887	2.9
Orange County/Los Angeles, CA	17,137	3.0	719	2.8	326,070	4.3
New York, NY	15,555	2.8	614	2.4	256,144	3.4
Albany, NY	14,823	2.6	833	3.2	170,071	2.3
Chicago, IL	13,893	2.5	454	1.8	231,178	3.1
Orlando, FL	12,630	2.2	513	2.0	156,300	2.1
Denver, CO	12,100	2.2	607	2.4	265,807	3.5
Austin, TX	9,106	1.6	409	1.6	164,425	2.2
El Paso, TX	8,850	1.6	476	1.9	121,409	1.6
Top 20 MSAs	435,876	77.8	19,289	75.5	5,884,275	78.3
Additional Top MSAs	89,102	15.9	4,525	17.7	1,208,262	16.0
Total Key Markets in Top 75 MSAs	$ 524,978	93.7%	23,814	93.2%	$ 7,092,537	94.3%
All Other Markets	35,441	6.3	1,737	6.8	424,976	5.7
Total All Markets	$ 560,419	100 %	$ 25,551	100 %	$ 7,517,513	100 %

(1) Key markets are titled as such based on HTA's concentration in the respective MSA
(2) Refer to page 24 for the reporting definition of Annualized Base Rent.
(3) Total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.

1Q 2021 I Supplemental Information
Healthcare Trust of America, Inc. I 20

Portfolio Information

Portfolio Diversification by Type, Historical Campus Proximity and Ownership Interests

(as of March 31, 2021, dollars and GLA in thousands, except as otherwise noted)

Portfolio Diversification by Type

	Number of Buildings	Number of States	Annualized Base Rent (1)	% of Annualized Base Rent	GLA (2)	% of Total GLA
Medical Office Buildings						
Single-tenant	120	21	$ 144,291	25.7%	6,479	25.4%
Multi-tenant	333	31	378,682	67.6	17,763	69.5
Other Healthcare Facilities						
Hospitals	15	7	31,801	5.7	954	3.7
Senior care	3	1	5,645	1.0	355	1.4
Total	471	32	$ 560,419	100%	25,551	100%
Net-Lease/Gross-Lease						
Net-lease	302	30	$ 369,598	66.0%	16,283	63.7%
Gross-lease	169	21	190,821	34.0	9,268	36.3
Total	471	32	$ 560,419	100%	25,551	100%

Historical Campus Proximity (3)

	As of 1Q21	4Q20	3Q20	2Q20	1Q20
Off-Campus Aligned	26%	26%	26%	27%	27%
On-Campus	67	67	67	66	66
On-Campus/Aligned	93%	93%	93%	93%	93%
Off-Campus/Non-Aligned	7	7	7	7	7
Total	100%	100%	100%	100%	100%

Ownership Interests (4)

	Number of Buildings	Annualized Base Rent (1)	% of Annualized Base Rent	GLA (2)	As of (5) 1Q21	4Q20	3Q20	2Q20	1Q20
Fee Simple	321	$ 349,742	62 %	15,910	62%	62%	63%	63%	63%
Customary Health System Restrictions	143	201,182	36	9,272	36	36	36	36	36
Economic with Limited Restrictions	6	9,034	2	334	2	2	1	1	1
Occupancy Health System Restrictions	1	461	—	35	—	—	—	—	—
Leasehold Interest Subtotal	150	210,677	38	9,641	38	38	37	37	37
Total	471	$ 560,419	100 %	25,551	100%	100%	100%	100%	100%

(1) Refer to page 24 for the reporting definition of Annualized Base Rent.
(2) Total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(3) Percentages shown as percent of total GLA. Refer to page 25 for the reporting definitions of Off-campus/Non-Aligned and On-Campus/Aligned.
(4) Refer to pages 24 and 25 for the reporting definitions of Customary Health System Restrictions, Economic with Limited Restrictions, and Occupancy Health System Restrictions.
(5) Percentages shown as percent of total GLA.

HTA LISTED NYSE

1Q 2021 I Supplemental Information
Healthcare Trust of America, Inc. I 21

Portfolio Information

New and Renewal Leasing Activity, Historical Leased Rate and Tenant Lease Expirations

(as of March 31, 2021, dollars and GLA in thousands)

New and Renewal Leasing Activity

	Total GLA	Average Term [1]	Average Base Rent [2] Expiring	Average Base Rent [2] Starting	Tenant Improvements [2]	Leasing Commissions [2]
1Q 2021						
New Leases	209	4.4		$ 22.72	$ 22.34	$ 3.63
Renewal Leases	496	4.2	$ 24.92	25.69	5.03	2.21
Total 1Q 2021	705	4.2		$ 24.75	$ 10.32	$ 2.64

Historical Leased Rate [3]

	As of 1Q21	4Q20	3Q20	2Q20	1Q20
Total portfolio leased rate	89.2%	89.8%	90.1%	90.4%	90.8%
On-campus/aligned leased rate	89.3	89.8	90.1	90.4	90.8
Off-campus/non-aligned leased rate	88.7	90.0	90.5	90.5	91.6
Total portfolio occupancy rate	87.9	89.1	89.5	89.7	89.9

Tenant Lease Expirations

Expiration	Number of Expiring Leases	Annualized Base Rent of Expiring Leases [4]	% of Total Annualized Base Rent	Total GLA of Expiring Leases [5]	% of GLA of Expiring Leases
Month-to-month	112	$ 3,745	0.7%	160	0.7%
2021	501	39,349	7.0	1,558	6.8
2022	626	62,918	11.2	2,389	10.5
2023	543	57,166	10.2	2,582	11.3
2024	480	62,773	11.2	2,419	10.6
2025	368	50,744	9.1	2,044	9.0
2026	379	42,616	7.6	2,012	8.8
2027	217	56,222	10.0	2,067	9.1
2028	151	31,688	5.7	1,311	5.8
2029	212	41,519	7.4	1,711	7.5
2030	105	30,412	5.4	1,169	5.1
Thereafter	276	81,267	14.5	3,381	14.8
Total	3,970	$ 560,419	100%	22,803	100%

(1) Amounts presented in years.
(2) Amounts presented per square foot.
(3) Calculations are based on percentage of total GLA, excluding GLA for projects under development and including 100% of the GLA of its unconsolidated joint venture.
(4) Refer to page 24 for the reporting definition of Annualized Base Rent.
(5) Total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.

1Q 2021 I Supplemental Information
Healthcare Trust of America, Inc. I 22

Tenant Weighted Average Remaining Lease Term (5) Credit Rating (6) Annualized Base Rent (1) % of Annualized Base Rent Total Leased GLA (7) % of Leased GLA Baylor Scott & White Health 5 Aa3 $ 23,193 4.1% 819 3.6% HCA Healthcare 6 Ba1 19,986 3.6 696 3.1 Highmark-Allegheny Health Network 9 Baa1 17,682 3.2 927 4.1 Tenet Healthcare Corporation 7 B2 13,821 2.5 566 2.5 Ascension 6 Aa2 11,633 2.1 482 2.1 Tufts Medical Center 6 Aa2 11,262 2.0 255 1.1 Steward Health Care 9 NR 10,374 1.9 380 1.7 AdventHealth 5 Aa2 9,794 1.7 400 1.7 Community Health Systems 8 Caa2 7,796 1.4 385 1.7 Emblem Health 14 C+ 7,462 1.3 281 1.2 CommonSpirit Health 9 Baa1 7,415 1.3 340 1.5 Harbin Clinic 7 NR 7,115 1.3 316 1.4 Mercy Health 5 A1 6,973 1.2 270 1.2 Trinity Health 6 Aa3 6,503 1.2 246 1.1 United Health Group 5 A3 6,449 1.1 286 1.2 Total $ 167,458 29.9% 6,649 29.2% Portfolio Information Tenant Profile, Tenant Specialty and Top MOB Tenants (as of March 31, 2021, dollars and GLA in thousands, except as otherwise noted) Top MOB Tenants (4) (1) Refer to page 24 for the reporting definition of Annualized Base Rent. (2) Tenant Specialty includes the percentage of total GLA of multi-tenanted clinical MOBs. (3) Primary Care includes Pediatrics, Family and Internal Medicine. (4) Represents direct leases with top MOB health systems and their subsidiaries. Parent tenant credit rating used where direct tenant is not rated. (5) Amounts presented in years. (6) Credit ratings from S&P, Moody's or AM Best where appropriate. (7) Total leased and total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture. 1Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 23 Tenant Specialty (2) Specialty On-Campus Off-Campus Total Primary Care (3) 15.2% 20.6% 17.0% Orthopedics/Sports Medicine 8.8% 10.2% 9.2% Obstetrics/Gynecology 8.7 4.4 7.3 Cardiology 6.3 3.0 5.2 Oncology 4.3 2.5 3.7 Imaging/Diagnostics/Radiology 3.1 4.7 3.7 Eye and Vision 3.1 3.7 3.3 General Surgery 2.6 2.4 2.5 Other Specialty 35.0 33.2 34.4 Specialty 71.9% 64.1% 69.3% Ambulatory Surgery Center 4.5% 6.0% 5.0% Education/Research 3.1 1.9 2.7 Pharmacy 1.1 0.4 0.9 Other 4.2 7.0 5.1 Total 100% 100% 100% Tenant Classification Annualized Base Rent (1) % of Annualized Base Rent Health Systems/Universities $ 332,576 59% National/Large Regional Providers 82,182 15 Local Healthcare Providers/Other 145,661 26 Total $ 560,419 100% Credit Rated Tenancy Investment Grade $ 252,920 45% Other Credit Rated 82,621 15 Total Credit Rated $ 335,541 60% Not Rated/Other 224,878 40 Total $ 560,419 100% Tenant Profile Credit Rated Tenancy Ratings Leased GLA (3) % of GLA ABR (4) % of ABR Investment Grade 10,805 48% $ 260,452 47% Other Credit Rated 2,789 12 77,954 15 Total Credit Rated 13,594 60% $ 338,406 62% Not Rated/Other 9,054 40 210,673 38 Total 22,648 100% $ 549,079 100%

1Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 24 Reporting Definitions Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“Adjusted EBITDAre”): Adjusted EBITDAre is presented on an assumed annualized basis. HTA defines Adjusted EBITDAre as EBITDAre (computed in accordance with NAREIT as defined below) plus: (i) transaction expenses; (ii) gain or loss on extinguishment of debt; (iii) non-cash compensation expense; (iv) pro forma impact of its acquisitions/dispositions; and (v) other normalizing adjustments. HTA considers Adjusted EBITDAre an important measure because it provides additional information to allow management, investors, and its current and potential creditors to evaluate and compare its core operating results and its ability to service debt. Annualized Base Rent or (“ABR”): Annualized base rent is calculated by multiplying contractual base rent for the end of the period by 12 (excluding the impact of abatements, concessions, and straight-line rent). Cash Net Operating Income (“Cash NOI”): Cash NOI is a non-GAAP financial measure which excludes from NOI: (i) straight-line rent adjustments; (ii) amortization of below and above market leases/leasehold interests and other GAAP adjustments; (iii) notes receivable interest income; and (iv) other normalizing adjustments. Contractual base rent, contractual rent increases, contractual rent concessions and changes in occupancy or lease rates upon commencement and expiration of leases are a primary driver of HTA’s revenue performance. HTA believes that Cash NOI, which removes the impact of straight-line rent adjustments, provides another measurement of the operating performance of its operating assets. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance of real estate investment trusts (“REITs”). However, HTA’s use of the term Cash NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. Cash NOI should be reviewed in connection with other GAAP measurements. Credit Ratings: Credit ratings of parent tenants and their subsidiaries. Customary Health System Restrictions: Ground leases with a health system ground lessor that include restrictions on tenants that may be considered competitive with the hospital, including provisions that tenants must have hospital privileges. Economic with Limited Restrictions: Ground leases that are primarily economic in nature and contain no material restrictions on tenancy. Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”): As defined by NAREIT, EBITDAre is computed as net income or loss (computed in accordance with GAAP) plus: (i) interest expense; (ii) income tax expense (not applicable to HTA); (iii) depreciation and amortization; (iv) impairment; (v) gain or loss on the sale of real estate; and (vi) the proportionate share of joint venture depreciation and amortization. Funds from Operations (“FFO”): HTA computes FFO in accordance with the current standards established by NAREIT. NAREIT defines FFO as net income or loss attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property and impairment write-downs of depreciable assets, plus depreciation and amortization related to investments in real estate, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents this non-GAAP financial measure because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Historical cost accounting assumes that the value of real estate assets diminishes ratably over time. Since real estate values have historically risen or fallen based on market conditions, many industry investors have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Because FFO excludes depreciation and amortization unique to real estate, among other items, it provides a perspective not immediately apparent from net income or loss attributable to common stockholders. Gross Leasable Area (“GLA”): Gross leasable area in square feet. Investments in Real Estate: Based on acquisition price. Leased Rate: Leased rate represents the percentage of total GLA that is leased (excluding GLA for properties under development), including month-to-month leases and leases which have been executed, but which have not yet commenced, as of the date reported. Metropolitan Statistical Area (“MSA”): Is a geographical region with a relatively high population density at its core and close economic ties throughout the area. MSAs are defined by the Office of Management and Budget. Net Operating Income (“NOI”): NOI is a non-GAAP financial measure that is defined as net income or loss (computed in accordance with GAAP) before: (i) general and administrative expenses; (ii) transaction expenses; (iii) depreciation and amortization expense; (iv) impairment; (v) interest expense; (vi) gain or loss on sales of real estate; (vii) gain or loss on extinguishment of debt; (viii) income or loss from unconsolidated joint venture; and (ix) other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the management of its properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of HTA’s financial performance. NOI should be reviewed in connection with other GAAP measurements.

1Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 25 Reporting Definitions - Continued Normalized Funds Available for Distribution (“Normalized FAD”): HTA computes Normalized FAD, which excludes from Normalized FFO: (i) non-cash compensation expense; (ii) straight-line rent adjustments; (iii) amortization of below and above market leases/leasehold interests and corporate assets; (iv) deferred revenue - tenant improvement related and other income; (v) amortization of deferred financing costs and debt premium/discount; and (vi) recurring capital expenditures, tenant improvements and leasing commissions. HTA believes this non-GAAP financial measure provides a meaningful supplemental measure of its operating performance. Normalized FAD should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of its financial performance, nor is it indicative of cash available to fund cash needs. Normalized FAD should be reviewed in connection with other GAAP measurements. Normalized Funds From Operations (“Normalized FFO”): HTA computes Normalized FFO, which excludes from FFO: (i) transaction expenses; (ii) gain or loss on extinguishment of debt; (iii) noncontrolling income or loss from partnership units included in diluted shares; and (iv) other normalizing adjustments, which include items that are unusual and infrequent in nature. HTA presents this non-GAAP financial measure because it allows for the comparison of its operating performance to other REITs and between periods on a consistent basis. HTA’s methodology for calculating Normalized FFO may be different from the methods utilized by other REITs and, accordingly, may not be comparable to other REITs. Normalized FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of its financial performance, nor is it indicative of cash available to fund cash needs. Normalized FFO should be reviewed in connection with other GAAP measurements. Occupancy Health System Restrictions: Ground leases with customary health system restrictions whereby the restrictions cease if occupancy in the buildings/on-campus fall below stabilized occupancy, which is generally between 85% and 90%. Off-Campus/Non-Aligned: A building or portfolio that is not located on or adjacent to a healthcare or hospital campus or does not have full alignment with a recognized healthcare system. On-Campus/Aligned: On-campus refers to a property that is located on or adjacent to a healthcare or hospital campus. Aligned refers to a property that is not on a healthcare or hospital campus, but is anchored by a healthcare system. Recurring Capital Expenditures, Tenant Improvements and Leasing Commissions: Represents amounts paid for: (i) recurring capital expenditures required to maintain and re-tenant its properties; (ii) second generation tenant improvements; and (iii) leasing commissions paid to secure new tenants. Excludes capital expenditures and tenant improvements for recent acquisitions that were contemplated in the purchase price or closing agreements. Retention: Represents the sum of the total leased GLA of tenants that renewed a lease during the period over the total GLA of leases that renewed or expired during the period. Same-Property Cash Net Operating Income (“Same-Property Cash NOI”): To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of its owned and operational properties referred to as “Same-Property”. Same-Property Cash NOI excludes (i) properties which have not been owned and operated by HTA during the entire span of all periods presented and disposed properties, (ii) HTA’s share of unconsolidated joint ventures, (iii) development, redevelopment and land parcels, (iv) properties intended for disposition in the near term which have (a) been approved by the Board of Directors, (b) are actively marketed for sale, and (c) an offer has been received at prices HTA would transact and the sales process is ongoing, and (v) certain non-routine items. Same-Property Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. Same-Property Cash NOI should be reviewed in connection with other GAAP measurements. Tenant Recoveries: Tenant reimbursement revenue, which is comprised of additional amounts recoverable from tenants for real estate taxes, common area maintenance and other certain operating expenses are recognized as revenue on a gross basis in the period in which the related recoverable expenses are incurred. HTA accrues revenue corresponding to these expenses on a quarterly basis to adjust recorded amounts to its best estimate of the final annual amounts to be billed. Subsequent to year-end, on a calendar year basis, HTA performs reconciliations on a lease-by-lease basis and bill or credit each tenant for any differences between the estimated expenses HTA billed and the actual expenses that were incurred.